                                                                   Exhibit 23.02

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 2 to Registration Statement No. 333-92871 of Port Arthur Finance Corp. of our reports dated March 2, 2000, appearing in the Prospectus related to the consolidated financial statements of Port Arthur Coker Company L.P. and Subsidiary and Sabine River Holding Corp. and Subsidiaries, which are part of such Registration Statement, and to the reference to us under the headings "Selected Consolidated Financial Data" and "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

April 4, 2000